Exhibit 99.1

Superior Court Grants Mercury's Petition in 2004 NNC Matter

LOS ANGELES, Aug. 16, 2016 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) On August 12, 2016, the Superior Court of California, in the matter of Mercury Insurance Company vs. Dave Jones, in his Official Capacity as the Insurance Commissioner of the State of California, ruled in favor of the Company, vacating the Commissioner's 2015 Order that had imposed a penalty of $27.6 million against the Company. The matter at issue was previously disclosed in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission as the "2004 NNC," where the California Department of Insurance alleged that the Company charged rates in violation of the California Insurance Code, willfully permitted its agents to charge broker fees in violation of California law, and willfully misrepresented the actual price insurance consumers could expect to pay for insurance. On January 7, 2015, the Commissioner adopted a proposed decision by the Administrative Law Judge ("ALJ"), which had found that the Company's "brokers" were actually operating as "de facto agents" and that the charging of "broker fees" by these producers constituted the charging of "premium" in excess of the Company's approved rates. The ALJ's proposed decision, as adopted in the Commissioner's Order, assessed against the Company a civil penalty in the amount of $27.6 million, which was recorded as an expense in 2014 and paid in 2015.

The Superior Court has now remanded the matter to the California Department of Insurance with directions to vacate the Commissioner's Order Adopting Proposed Decision and enter a new Order consistent with the Superior Court's findings. The principal findings of the Superior Court Order were that (a) the "Broker Fees" at issue were not premium and the charging of such fees did not result in any violation of the Insurance Code rate regulation provisions, (b) the $27.6 million penalty imposed violated Mercury's right to fair notice and due process, and (c) there was an unreasonable delay by the Department in issuing the Notice of Noncompliance in 2004 which resulted in a "manifest injustice" to the Company.

The financial statement recognition of the reversal of the $27.6 million penalty, plus any related interest, is yet to be determined as the Superior Court's Order is subject to appeal.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at http://www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

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CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com